Exhibit 10.17
ABC/DTC/ABF
Long-Term (3-Year) Incentive Compensation Plan — Total
Pursuant to this “Long-Term Incentive Compensation Plan – Total”, the Arkansas Best Corporation Board of Directors Compensation Committee has determined that the Long-Term Incentive Compensation Plan – Total will include the following pro rated portions for the three-year period beginning 1/1/2007 and ending 12/31/2009 (“Measurement Period”):
Long-Term Incentive Compensation Plan – ROCE Portion (“ROCE Portion”, attached): 60% weighting
Long-Term Incentive Compensation Plan – Growth Portion (“Growth Portion”, attached): 40% weighting
The Committee has set the maximum award that any individual may earn under this “Long-Term Incentive Compensation Plan – Total” for the Measurement Period at $2 million.
The terms of the Long-Term Incentive Compensation Plan – ROCE Portion and the Long-Term Incentive Compensation Plan – Growth Portion are incorporated into the Long-Term Incentive Compensation Plan.

ABC/DTC/ABF
Long-Term (3-Year) Incentive Compensation Plan — ROCE Portion
Pursuant to the Arkansas Best Corporation (“ABC” or “Company”) 2005 Ownership Incentive Plan, the Company’s Board of Directors Compensation Committee has adopted the Long-Term Incentive Compensation Plan — Total (“Total Plan”) and this is the ROCE Portion of the Total Plan (“ROCE Portion”), including the following Individual Award Opportunities, Performance Goals, Performance Measures, and Participants for Arkansas Best Corporation, Data-Tronics Corp. and ABF Freight System, Inc. (“ABF”) for the three-year period beginning 1/1/2007 and ending 12/31/2009 (“Measurement Period”).
I. Individual Award Opportunities
The Individual Award Opportunities provided by this ROCE Portion are based on (a) reaching set performance goals for ABC’s consolidated Return on Capital Employed (“ROCE”) and (b) your Target Incentive Award. The formula below illustrates how your benefit is computed:
Your Benefit = [Percent of Target x Your Target Incentive Award x Your Base Salary x ROCE Portion Weighting]. If your job position changes during the Measurement Period, your Benefit will be prorated based on the period you are an eligible participant in the Plan, the applicable Percentage of Target, Your Target Incentive Award and Your Base Salary assigned to each of the eligible Job Positions listed in Section III below, which you held during the Measurement Period. If you die, are Disabled or Retire as provided for under Section IV (b) below, your Benefit will be prorated by the number of months of the Measurement Period you participated in the 3-Year ROCE Plan.
“Base Salary” is defined as total base salary paid, while an eligible participant in the Plan, for the Measurement Period divided by the number of months in the Measurement Period multiplied by twelve. Base salary shall not be reduced by any voluntary salary reductions or any salary reduction contributions made to any salary reduction plan, defined contribution plan or other deferred compensation plans of the Company but does not include any payments under the Plan, any stock option or other type of equity plan, or any other bonuses, incentive pay or special awards.
“Percent of Target” is determined by the table below and depends on the three-year average ROCE achieved by ABC for the Measurement Period.
“ROCE Portion Weighting” is determined by Compensation Committee for each Measurement Period and is stated in Appendix A.
     A. Performance Goals The performance goals are listed in Appendix A, Table 1.
     B. Target Incentive Award. Target Incentive Award is a percentage of your Base Salary. The percentage varies for each level of management within the company. The Target Incentive Awards are listed in Appendix A, Table 2.
II. Performance Measure
ROCE for ABC is calculated as the following ratio for the Measurement Period:
Net Income + After-tax Effect of Interest Expense + After-tax Effect of Imputed Interest Expense
Average Equity + Average Debt + Average Imputed Debt
Divided by 3
“Net Income” for the ROCE calculation is net income for the Measurement Period determined in accordance with Generally Accepted Accounting Principles after taking into account the Section IV Required Adjustments, except that : (i) 3/10ths of the

2006 after-tax settlement accounting charge will be deducted from net income, and (ii) the after-tax long-term incentive compensation earned under the Total Plan will be added back.
“Interest Expense” for the ROCE calculation is (i) interest on all long and short-term indebtedness and other interest bearing obligations and (ii) deferred financing cost amortization and other financing costs, including letters of credit fees for the Measurement Period.
“Imputed Interest Expense” consists of the interest attributable to Average Imputed Debt assuming an interest rate of 7.5% for the Measurement Period.
“Average Equity” is the average of the beginning of the Measurement Period and the end of the Measurement Period stockholder’s equity.
“Average Debt” is the average of the beginning of the Measurement Period and the end of the Measurement Period current and long-term debt.
“Average Imputed Debt” consists of the average of the beginning of the Measurement Period and the end of the Measurement Period present value of all payments determined using an interest rate of 7.5% on operating leases of revenue equipment with an initial term of more than two years.
III. Participants
Participants in the ROCE Portion are the following job positions (who are not active participants in the Company’s Supplemental Benefit Plan or its Deferred Salary Agreement program) and other job positions or key employees as may be specifically approved by the ABC Board of Directors from time-to-time:

Company	Job Positions
Arkansas Best Corporation	President — CEO, Senior Vice Presidents and Vice Presidents

ABF Freight System, Inc.	Senior Vice Presidents, Vice Presidents

Data-Tronics Corp.	President
An employee may not become a Participant after the 12th month of the Measurement Period.
IV. Required Adjustments
The following adjustments shall be made:
Net Income for the Performance Measure shall be adjusted to exclude any of the following events: (i) losses due to changes in the tax law or other such laws or regulations affecting reported results, (iii) accruals for reorganization and restructuring programs, (iv) any extraordinary, unusual or non-recurring items as described in Accounting Principles Board Opinion (ABP”) No. 30, (v) any change in accounting principle as defined in APB No. 20, and (vi) any loss from a discontinued operation as described in Financial Accounting Standards No. 144.
V. Discretionary Adjustments
Prior to a Change In Control, the Compensation Committee may reduce any Participant’s Final Award if the Compensation Committee determines, in its sole discretion, that events have occurred or facts have become known which would make a reduction appropriate and equitable.

VI. Effect of Termination of Employment; Change in Control
(a)	General. Except as provided in subparts (b) or (c), upon a termination of Participant’s employment with the Company or any Subsidiary for any reason prior to the completion of the Measurement Period, the Participant shall not be entitled to any Benefit under this ROCE Portion.

(b)	Death; Disability; Retirement. Upon termination of Participant’s employment with the Company or any Subsidiary by reason of Participant’s death, Disability or Retirement (as defined below), Participant’s Benefit shall be prorated as provided for under Section I above, provided that Participant’s Benefit shall be computed and paid in the normal course of business after the end of the Measurement Period. Provided, however, an employee must have completed at least 12 months of the Measurement Period to be entitled to a Benefit under this Section IV (b).

For the purposes of this ROCE Portion, the term “Disability” shall mean a condition under which the Participant either (A) is unable to engage in any substantial gainful activity by reason of medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, or (B) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than three months under an accident or health plan covering employees of the Company. For purposes of this ROCE Portion, the term “Retirement” shall mean Participant’s retirement from active employment by or service with the Company at or after age 55 or greater, so long as the Participant has, as of the date of such retirement, at least 10 years of service with the Company or any Subsidiary.

(c)	Change in Control. Upon termination of Participant’s employment with the Company or any Subsidiary without Cause (as defined below) or by Participant for Good Reason (as defined below), in either case, within the 24-month period following a Change in Control, Participant shall be entitled to immediate payment of the greater of the following:
(y) 100% of the “Percentage Target Incentive Award Earned” under Appendix A, Table 1 , or
(z) The actual percentage of “Percentage Target Incentive Award Earned” under Appendix A, Table 1 calculated as if the Measurement Period ended on Participant’s employment termination date.
For purposes of this ROCE Portion, the term “Cause” shall mean (i) Participant’s gross misconduct or fraud in the performance of Participant’s duties to the Company or any Subsidiary; (ii) Participant’s conviction or guilty plea or pleas of nolo contendere with respect to any felony or act of moral turpitude; (iii) Participant’s engaging in any material act of theft or material misappropriation of Company or any Subsidiary’s property, or (iv) Participant’s material breach of the Company’s Code of Conduct, as such Code may be revised from time to time. For purposes of this ROCE Portion the term “Good Reason” shall mean (i) any material adverse diminution in Participant’s title, duties, or responsibilities; (ii) a reduction in Participant’s base salary or employee benefits (including reducing Participant’s level of participation or target bonus award opportunity in the Company’s or a Subsidiary’s incentive compensation plans) or (iii) a relocation of Participant’s principal place of employment of more than 50 miles without the prior consent of Participant.
V. 2005 Incentive Ownership Plan
Defined terms in the 2005 Incentive Ownership Plan shall have the same meaning in this 3-Year ROCE Plan, except where the context otherwise requires.
No term or provision in this ROCE Portion may conflict with any term or provision of the 2005 Incentive Ownership Plan or the Total Plan. It is specifically intended that the Total Plan and this ROCE Portion be an “Award Agreement” and the benefits paid hereunder be an “Award” under the terms of the 2005 Incentive Ownership Plan.

Appendix A

2007-2009 LTIP — ROCE Portion
Table 1

Three-Year Average Return on Capital Employed	Percent of Target Incentive Award Earned
(“ROCE”)	(“Percent of Target”)
7%	40%

8%	60%

9%	80%

10%	100%

11%	120%

12%	140%

13%	160%

14%	190%

15%	220%

Above 15%	Increase Percent of Target by 30% for each percentage point above 15% ROCE
Table 2

Job Title	Target Incentive Award
ABC – President & CEO	_____%

ABC & ABF – SVPs	_____%

ABC & ABF – VPs, DTC President	_____%
ROCE Portion Weighting: 60%

ABC/DTC/ABF
Long-Term (3-Year) Incentive Compensation Plan — Growth Portion
Pursuant to the Arkansas Best Corporation (“ABC” or “Company”) 2005 Ownership Incentive Plan, the Company’s Board of Directors Compensation Committee has adopted the Long-Term Incentive Compensation Plan – Total (“Total Plan”) and this is the Growth Portion of the Total Plan (“Growth Portion”), including the following Individual Award Opportunities, Performance Goals, Performance Measures, and Participants for Arkansas Best Corporation, Data-Tronics Corp. and ABF Freight System, Inc. (“ABF”) for the three-year period beginning 1/1/2007 and ending 12/31/2009 (“Measurement Period”).
I. Individual Award Opportunities
The Individual Award Opportunities provided by the Growth Portion are based on (a) reaching set performance goals for the Compounded Annual Growth Rate of Consolidated Earnings per Share and (b) your Target Incentive Award. The formula below illustrates how this portion of your benefit is computed:
Your Benefit = [Percent of Target x Your Target Incentive Award x Your Base Salary x Growth Portion Weighting]. If your job position changes during the Measurement Period, your Benefit will be prorated based on the period you are an eligible participant in the Plan, the applicable Percentage of Target, Your Target Incentive Award and Your Base Salary assigned to each of the eligible Job Positions listed in Section III below, which you held during the Measurement Period. If you die, are Disabled or Retire as provided for under Section IV (b) below, your Benefit will be prorated by the number of months of the Measurement Period you participated in the Growth Portion.
“Base Salary” is defined as total base salary paid, while an eligible participant in the Plan, for the Measurement Period divided by the number of months in the Measurement Period multiplied by twelve. Base salary shall not be reduced by any voluntary salary reductions or any salary reduction contributions made to any salary reduction plan, defined contribution plan or other deferred compensation plans of the Company but does not include any payments under the Total Plan, any stock option or other type of equity plan, or any other bonuses, incentive pay or special awards.
“Percent of Target” is determined by the table below and depends on the Compounded Annual Growth Rate of Consolidated Earnings per Share achieved by ABC for the Measurement Period.
“Growth Portion Weighting” is determined by the Compensation committee for each Measurement Period and is stated in Appendix A.
     A. Performance Goals The performance goals are listed in Appendix A, Table 1.
     B. Target Incentive Award. Target Incentive Award is a percentage of your Base Salary. The percentage varies for each level of management within the Company. The Target Incentive Awards are listed in Appendix A, Table 2.
II. Performance Measure
“The Compounded Annual Growth Rate of Consolidated Earnings per Share” is defined as the increase in 2009 Consolidated Earnings per Share over 2006 Consolidated Earnings per Share expressed as a compounded annual growth rate for the Measurement Period. Consolidated Earnings per Share is defined as ABC’s Consolidated Earnings per Share determined in accordance with Generally Accepted Accounting Principles after taking into account the Section VI Required Adjustments, except that the after-tax long-term incentive compensation earned under the Total Plan will be added back.
The Performance Measure for the Growth Portion is based upon achieving the Compounded Annual Growth Rate of Consolidated Earnings per Share levels outlined in the Individual Award Opportunities section above.
III. Participants
Participants in the Growth Portion are the following job positions (who are not active participants in the Company’s Supplemental Benefit Plan or its Deferred Salary Agreement program) and other job positions or key employees as may be specifically approved by the ABC Board of Directors from time-to-time:

Company	Job Positions
Arkansas Best Corporation	President — CEO, Senior Vice Presidents and Vice Presidents

ABF Freight System, Inc.	Senior Vice Presidents and Vice Presidents

Data-Tronics Corp.	President
An employee may not become a Participant after the 12th month of the Measurement Period.
IV. Effect of Termination of Employment; Change in Control
(d)	General. Except as provided in subparts (b) or (c) , upon a termination of Participant’s employment with the Company or any Subsidiary for any reason prior to the completion of the Measurement Period, the Participant shall not be entitled to any Benefit under this Growth Portion.

(e)	Death; Disability; Retirement. Upon termination of Participant’s employment with the Company or any Subsidiary by reason of Participant’s death, Disability or Retirement (as defined below), Participant’s Benefit shall be prorated as provided for under Section I above, provided that Participant’s Benefit shall be computed and paid in the normal course of business after the end of the Measurement Period. Provided, however, an employee must have completed at least 12 months of the Measurement Period to be entitled to a Benefit under this Section IV (b).

For the purposes of this Growth Portion, the term “Disability” shall mean a condition under which the Participant either (A) is unable to engage in any substantial gainful activity by reason of medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, or (B) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than three months under an accident or health plan covering employees of the Company. For purposes of this Growth Portion, the term “Retirement” shall mean Participant’s retirement from active employment by or service with the Company on or after a 55 or greater, so long as the Participant has, as of the date of such retirement, at least 10 years of service with the Company or any Subsidiary.

(f)	Change in Control. Upon termination of Participant’s employment with the Company or any Subsidiary without Cause (as defined below) or by Participant for Good Reason (as defined below), in either case, within the 24-month period following a Change in Control, Participant shall be entitled to immediate payment of the greater of the following:
(y) 100% of the “Percentage Target Incentive Award Earned” under Appendix A, Table 1, or
(z) The actual percentage of “Percentage Target Incentive Award Earned” under Appendix A,
Table 1, calculated as if the Measurement Period ended on Participant’s employment termination date.

For purposes of this Growth Portion, the term “Cause” shall mean (i) Participant’s gross misconduct or fraud in the performance of Participant’s duties to the Company or any Subsidiary; (ii) Participant’s conviction or guilty plea or pleas of nolo contendere with respect to any felony or act of moral turpitude; (iii) Participant’s engaging in any material act of theft or material misappropriation of Company or any Subsidiary’s property, or (iv) Participant’s material breach of the Company’s Code of Conduct, as such Code may be revised from time to time. For purposes of this Growth Portion the term “Good Reason” shall mean (i) any material adverse diminution in Participant’s title, duties, or responsibilities; (ii) a reduction in Participant’s base salary or employee benefits (including reducing Participant’s level of participation or target bonus award opportunity in the Company’s or a Subsidiary’s incentive compensation plans) or (iii) a relocation of Participant’s principal place of employment of more than 50 miles without the prior consent of Participant.
V. 2005 Incentive Ownership Plan
Defined terms in the 2005 Incentive Ownership Plan and the Total Plan shall have the same meaning in this Growth Portion, except where the context otherwise requires.
No term or provision in this Growth Portion may conflict with any term or provision of the 2005 Incentive Ownership Plan or the Total Plan. It is specifically intended that the Total Plan and this Growth Portion be an “Award Agreement” and the benefits paid hereunder be an “Award” under the terms of the 2005 Incentive Ownership Plan.
VI. Required Adjustments
The following adjustments shall be made:
ABC’s Consolidated Earnings per Share for the Performance Measure shall be adjusted to exclude any of the following events: (i) losses due to changes in the tax law or other such laws or regulations affecting reported results, (iii) accruals for reorganization and restructuring programs, (iv) any extraordinary, unusual or non-recurring items as described in Accounting Principles Board Opinion (ABP”) No. 30, (v) any change in accounting principle as defined in APB No. 20, and (vi) any loss from a discontinued operation as described in Financial Accounting Standards No. 144.
VII. Discretionary Adjustments
Prior to a Change In Control, the Compensation Committee may reduce any Participant’s Final Award if the Compensation Committee determines, in its sole discretion, that events have occurred or facts have become known which would make a reduction appropriate and equitable.
VIII. Other Adjustments
In the event that there is any change in the common stock of the Company as the result of any stock dividend on, dividend of or stock split or stock combination of, or any like change in, stock of the same class or in the event of any change in the capital structure of the Company all share and earnings per share amounts will be adjusted appropriately.

Appendix A
2007 — 2009 LTIP — Growth Portion
Table 1

Compounded Annual Growth Rate	Percent of Target Incentive Award Earned
of Consolidated Earnings per Share	(“Percent of Target”)
4%	20%

5%	40%

6%	60%

7%	80%

8%	100%

9%	120%

10%	140%

11%	160%

12%	180%

13%	210%

Above 13%	Increase Percent by 30% for each 1% increase in the Compounded Annual Growth Rate of Consolidated Earnings per Share in excess of 13%
Table 2

Job Title	Target Incentive Award
ABC – President & CEO	_____%

ABC & ABF– SVPs	_____%

ABC & ABF – VPs, DTC President	_____%
Growth Portion Weighting: 40%